WordCruncher Internet Technologies, Inc.



           SERIES A PREFERRED STOCK PURCHASE AGREEMENT





                         February 8, 1999



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           SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT, dated as of February 8, 1999 (the "Agreement"), between the entities listed on Schedule A attached hereto (collectively referred to as the "Investors"), and WORDCRUNCHER INTERNET TECHNOLOGIES, INC. (OTC Bulletin Board symbol "WCTI"), a corporation organized and existing under the laws of the State of Nevada (the "Company").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase up to an aggregate principal amount of $15,000,000 of Preferred Stock (as defined below) pursuant to the terms set forth herein and Warrants (as defined below) to purchase Warrant Shares (as defined below) in two separate tranches; and

    WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE I
                       Certain Definitions

     Section 1.1   "Additional Shares" shall have that meaning set forth in
Section 2.5 below.

     Section 1.2 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

     Section 1.3 "Business Day" means any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

     Section 1.4 "Capital Shares" shall mean the Common Stock and any shares of any other class of Common Stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

     Section 1.5 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for, or giving any right to, subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

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     Section 1.6    "Certificate of Designation" shall mean the Company's
Certificate of Designation setting forth all of the rights, privileges and preferences of the Preferred Stock, as annexed hereto as Exhibit A.

     Section 1.7 "Closing" shall mean one of the closings of the purchase and sale of the Preferred Stock and Warrants pursuant to Article II below.

     Section 1.8 "Closing Date" shall mean the date of the closing(s) of the purchase and sale of the Preferred Stock and Warrants pursuant to Article II below.

     Section 1.9 "Common Stock" shall mean the Company's common stock, $0.001 par value per share.

     Section 1.10 "Company Documents" shall mean the Company's Issuer Information Statement Pursuant to SEC Rule 15c2-11 dated August 1, 1998.

     Section 1.11 "Damages" shall mean any loss, claim, damage, liability, costs and expenses which shall include, but not be limited to, reasonable attorney's fees, disbursements, costs and expenses of expert witnesses and investigation.

     Section 1.12 "Effective Date" shall mean the date on which the SEC first declares effective the Registration Statement.

     Section 1.13 "Escrow Agent" shall mean the law firm of The Goldstein Law Group, P.C., pursuant to the terms of the Escrow Agreement attached as Exhibit B.

     Section 1.14 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 1.15    "First Tranche Purchase Price" shall mean up to
$10,000,000.

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     Section 1.16    "Initial Shares" shall mean the shares of Preferred Stock
issuable upon a Closing of the First Tranche as contained in Section 2.7 below.

     Section 1.17     "Legend" shall have the meaning set forth in Article
VIII below.

     Section 1.18 "Material Adverse Effect" shall mean any effect on the business, operations, properties, earnings, prospects, Bid Price, trading volume of the Common Stock, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, or the Warrants in any material respect.

     Section 1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

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     Section 1.20    "Outstanding" when used with reference to shares of
Common Stock, or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that Outstanding shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

     Section 1.21 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.22 "Preferred Stock" shall mean the Company's Series A Preferred Stock with the rights, privileges and preferences, as set forth in the Certificate of Designation.

     Section 1.23 "Principal Market" shall mean the OTC Bulletin Board, Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     Section 1.24 "Purchase Price" shall mean collectively the First Tranche Purchase Price, and the Second Tranche Purchase Price.

     Section 1.25 "Registrable Securities" shall have the definition set forth in the Registration Rights Agreement.

     Section 1.26 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company, and the Investors on the Subscription Date annexed hereto as Exhibit C.

     Section 1.27 "Registration Statement" shall mean a registration statement on Form SB-2, for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

     Section 1.28 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.29 "Reset Period" shall have the meaning set forth in the Certificate of Designation.

     Section 1.30 "Reset Price" shall have the meaning set forth in the Certificate of Designation..

     Section 1.31 "Reset Shares" shall have the meaning set forth in the Certificate of Designation.

     Section 1.32    "SEC" shall mean the Securities and Exchange Commission.

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     Section 1.33    "Second Tranche Purchase Price" shall mean that dollar
amount set forth in the option notice for the Secondary Shares which shall be a minimum of $2,000,000 and a maximum of $5,000,000.

     Section 1.34 "Secondary Shares" shall mean the shares of Preferred Stock issuable upon the Closing of the Second Tranche as contained in Section
2.7 below.

     Section 1.35 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.36 "Securities" shall mean the Initial Shares, Secondary Shares, Additional Shares, Underlying Shares, and Warrant Shares.

     Section 1.37 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.38 "Subscription Date" shall mean the date on which this Agreement and all Exhibits and attachments hereto, are executed and delivered by the parties hereto and all of the conditions relating to the issuance of the Initial Shares and Warrants shall have been fulfilled.

     Section 1.39 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

     Section 1.40 "Underlying Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to conversion of the Preferred Stock.

     Section 1.41 "Warrant A" shall mean the Common Stock Purchase Warrant A annexed hereto as Exhibit D.

     Section 1.42 "Warrant B" shall mean the Common Stock Purchase Warrant B annexed hereto as Exhibit E.

     Section 1.43 "Warrant C" shall mean the Common Stock Purchase Warrant C annexed hereto as Exhibit F.

     Section 1.44 "Warrants" shall mean collectively the Warrant A, the Warrant B, and the Warrant C.

     Section 1.45 "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants.

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                            ARTICLE II

      Purchase and Sale of the Preferred Stock and Warrants

     Section 2.1 Closings. The Company will sell, and the Investors will buy, on the Closing Dates of the two tranches as set forth in Section 2.7 below, an aggregate of up to $15,000,000 principal amount of Preferred Stock, and shall acquire Warrants to purchase that number of Warrant Shares as set forth in Section 2.4 below in exchange for the Purchase Price, provided each of the conditions set forth in Section 2.7 below have been satisfied or waived in writing.

      Section 2.2 Form of Payment. The Investors shall pay the Purchase Price by delivering good funds in United States Dollars by wire transfer to the Escrow Agent, against delivery of the original shares of Preferred Stock and Warrants. The parties have entered into an Escrow Agreement annexed hereto as Exhibit B.

      Section 2.3 Wire Instructions. Wire instructions for the Escrow Agent are as follows:

Chase Manhattan Bank, N.A.
ABA No. 021000021
For the Account of:
United States Trust Company of New York
Account No. 920-1-073195

In favor of:
  The Goldstein Law Group, P.C. Attorney Escrow Account
  Account No. 59-01405

     Section 2.4 Warrants. On each Closing Date for the First Tranche, the Company will issue to the Investors (pro rata based upon each Investor's investment amount) (i) Warrant A's exercisable beginning on the applicable Closing Date and then exercisable any time over the five year period thereafter, to purchase an aggregate of that number of Warrant Shares at the Exercise Price contained in the Warrant A equal to the sum of: (the First Tranche Purchase Price divided by the Bid Price on the Trading Day immediately preceding the applicable Closing Date for the First Tranche) multiplied by .3, and (ii) Warrant B's exercisable beginning on the applicable Closing Date and then exercisable any time
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over the five year period thereafter, to purchase an aggregate of that number of Warrant Shares at the Exercise Price contained in the Warrant B equal to the sum of: (the First Tranche Purchase Price divided by the Bid Price on the Trading Day immediately preceding the applicable Closing Date for the First Tranche) multiplied by .2. On the Closing Date for the Second Tranche, the Company will issue to the Investors (pro rata based upon each Investor's investment amount) (i) Warrant A's exercisable beginning on the Closing Date for the Second Tranche and then exercisable any time over the five year period thereafter, to purchase that number of Warrant Shares at the Exercise Price contained in the Warrant A, equal to the sum of: (the Second Tranche Purchase Price divided by the Bid Price on the Trading Day immediately preceding the Closing Date for the Second Tranche) multiplied by .3, and (ii) Warrant B's exercisable beginning on the Closing Date for the Second Tranche and then exercisable any time over the five year period thereafter, to purchase that number of Warrant Shares at the Exercise Price contained in the Warrant B, equal to the sum of: (the Second Tranche Purchase Price divided by the Bid Price on the Trading Day immediately preceding the Closing Date for the Second Tranche) multiplied by .2. The Warrants shall be delivered by the Company to the Escrow Agent, and delivered to the Investors pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

    Section 2.5 Additional Shares. In the event that a "blackout period" occurs which is defined as any period in which the effectiveness of the Registration Statement is suspended for any reason whatsoever, and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price"), the Company shall issue to the Investors the number of additional shares equal to the difference between (y) the product of the number of Securities held by the Investors during such "blackout period" that are or were not otherwise freely tradeable and the Old Bid Price, divided by the New Bid Price and (z) the number of Securities held by the Investors during such "blackout period" that were not otherwise freely tradeable during such Blackout Period. In the event the Company is obligated to issue these shares of Common Stock but such Investor then owns more than five percent of the then outstanding shares of Common Stock, the Company will issue such shares at such time as such Investor owns less than five percent of the then outstanding shares of Common Stock.

     Section 2.6 Liquidated Damages. In addition to any other provisions for liquidated damages in this Agreement or any Exhibit annexed hereto, in the event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investor(s) as set forth in Article VIII below within six Business Days of surrender by the Investor(s) of the Common Stock certificate in accordance with the terms and conditions set forth in Article VIII below (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investor(s), in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, one half of one percent of the value of the Common Stock undelivered (based upon the Bid Price on the Receipt Date) for every day thereafter through the tenth Business Day late, and one percent for every day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall run from the seventh Business Day after the Receipt Date. The parties hereto acknowledge and agree that the sum payable pursuant to the Registration Rights Agreement and as set forth above, and the obligation to issue Registrable Securities, shall constitute liquidated damages and not penalties. The parties further acknowledge that the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, and the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length. Any and all payments required pursuant to this paragraph shall be payable only in cash, and any payment hereunder shall not relieve the Company of its delivery obligations under this Section.

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     Section 2.7      Closings.  The Company agrees to sell and the Investors
agree to purchase up to an aggregate of $15,000,000 principal amount of Preferred Stock and Warrants in two separate tranches of up to $10,000,000, and up to $5,000,000, as is more fully set forth in (a) and (b) below. The number of shares of Preferred Stock issuable upon the Closing(s) of each tranche shall be determined by dividing the applicable Purchase Price by the Stated Value of each share of Preferred Stock as defined in the Certificate of Designation (the "Issuance Price").

         (a) First Tranche. On each Closing Date for the First Tranche, the Company will sell and the Investors will buy (in the amounts set forth on Schedule A), in reliance upon the representations and warranties contained in this Agreement, and upon the terms and satisfaction of each of the conditions set forth below, that number of Initial Shares derived from dividing the First Tranche Purchase Price by the Stated Value (as defined in the Certificate of Designation), Warrant A's to purchase that number of Warrant Shares as set forth in Section 2.4 above, and), Warrant B's to purchase that number of Warrant Shares as set forth in Section 2.4 above. The conditions precedent to each Closing of the First Tranche are as follows:

            (i) Acceptance by each of the Investors of this Purchase Agreement and due execution by all parties of this Agreement and the Exhibits annexed hereto;

            (ii) Delivery into escrow by the Company of the original Initial Shares, original Warrant A's, and original Warrant B's as more fully set forth in the Escrow Agreement attached hereto;

            (iii) Delivery into escrow by the Investors of the Purchase Price as set forth in the Escrow Agreement annexed hereto;

            (iv) All representations, covenants, and warranties of the Company contained herein shall remain true and correct in all material respects as of the applicable Closing Date for the First Tranche;

            (v) Each of the Investors shall have received an opinion of counsel substantially in the form of Exhibit G annexed hereto dated as of the applicable Closing Date for the First Tranche and the Instruction Letter to the Transfer Agent annexed hereto as Exhibit H;

            (vi) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Initial Shares, Warrant A's, and Warrant B's (which permits and qualifications shall remain in full force and effect as of the applicable Closing Date for the First Tranche), or shall have the availability of exemptions therefrom. At each Closing Date for the First Tranche, the sale and issuance of the Initial Shares, Warrant A's, and Warrant B's shall be legally permitted by all laws and regulations to which the Company and each of the Investors are subject; and

            (vii) Written proof that the Certificate of Designation has been filed with the Secretary of State of the State of Nevada, and remains in full effect as of each Closing Date for the First Tranche.

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         (b)      Second Tranche. At any time after 30 days after the
Effective Date (but in no event later than 90 days after the Effective Date) at the Company's option (which must be in the form of written notice to the Investors at least five Business Days prior to the Closing of the Second Tranche setting forth the dollar amount which shall be a minimum of $2,000,000 and a maximum of $5,000,000) the Company will sell and the Investors will buy, in reliance upon the terms, representations and warranties contained in this Agreement, and upon the satisfaction of each of the conditions set forth below, that number of Secondary Shares derived from dividing the dollar amount set forth in the aforementioned option notice by the Stated Value (as defined in the Certificate of Designation) (pro rata amongst the Investors based upon each Investor's portion of the First Tranche Purchase Price), Warrant A's to purchase that number of Warrant Shares equal to the sum of: (the Second Tranche Purchase Price divided by the Bid Price on the Trading Day immediately preceding the Closing Date for the Second Tranche) multiplied by .3, and Warrant B's to purchase that number of Warrant Shares equal to the sum of:
(the Purchase Price divided by the Bid Price on the Trading Day immediately preceding the Closing Date for the Second Tranche) multiplied by .2. The conditions precedent to the Closing of the Second Tranche are as follows:

            (i) Delivery into escrow by the Company of the original Secondary Shares, Warrant A's, and Warrant B's, as more fully set forth in the Escrow Agreement attached hereto;

            (ii) Each of the Investors shall have received an opinion of counsel of the Company as set forth in Exhibit F annexed to this Agreement, dated on the Closing Date for the Second Tranche and the Instruction Letter to the Transfer Agent shall remain in full force and effect;

            (iii) Delivery into escrow by the Investors of the Purchase Price as set forth in the Escrow Agreement annexed hereto;

            (iv) The Registration Statement (which includes at least 200% of the Initial Shares, 200% of the Secondary Shares, and 100% of the Warrant Shares) has previously become effective and remains effective for at least 30 calendar days and during the ten (10) Trading Days immediately prior to the Company's notice for the Second Tranche and the Closing Date for the Second Tranche, and (A) neither the Company nor any of the Investors shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investors are reasonably satisfied that the SEC no

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longer is considering or intends to take such action), and (B) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist;

            (v) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Secondary Shares, Warrant A's, and Warrant B's, or shall have the availability of exemptions therefrom (which permits and qualifications shall remain in full force and effect as of the Closing Date for the Second Tranche). The sale and issuance of the Secondary Shares shall be legally permitted by all laws and regulations to which the Company is subject;

            (vi) The Investors shall have received written certification that the representations, covenants, and warranties of the Company contained in this Agreement and all Exhibits annexed hereto are true and correct in all material respects as of the Closing Date for the Second Tranche as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Closing Date for the Second Tranche;

            (vii) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Certificate of Designation, the Escrow Agreement, the Registration Rights Agreement and the Warrants, to be performed, satisfied or complied with by the Company at or prior to the Closing Date for the Second Tranche;

            (viii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement or the Exhibits annexed hereto, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement or the Exhibits annexed hereto;

            (ix) The trading of the Common Stock is not suspended by the SEC or the Principal Market, the Common Stock shall not have been delisted from the OTC Bulletin Board, and the Company currently meets all applicable listing requirements of the Principal Market;

            (x) No change of control in the Company shall have occurred. Change of Control shall mean the occurrence of any of (a) an acquisition after the Subscription Date by a Person of in excess of 50% of the voting securities of the Company, (b) a replacement of more than one half of the board of directors in place as of the Subscription Date which is not approved by those individuals who are members of the board of directors on the Subscription Date in one or a series of transactions, (c) the merger of the Company with, or into another entity, consolidation or sale of all or substantially all of the assets of the

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Company in one or a series of related transactions, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in (a), (b) or (c) herein;

            (xi) The average Bid Price for the 20 consecutive Trading Days immediately preceding the notice by the Company of its intention to proceed with the Second Tranche and the 20 Trading Days immediately preceding the Closing Date for the Second Tranche shall be greater than $10;

            (xii) The average daily trading volume for the Common Stock as reported by Bloomberg, LP for the 20 Trading Days immediately preceding the Company's notice for the Second Tranche and for the 20 Trading Days immediately preceding the Closing for the Second Tranche shall be a minimum of 150,000;

            (xiii) Since the first Closing Date for the First Tranche no Material Adverse Effect shall have occurred;

            (xiv) As a result of the Closing of the Second Tranche none of the Investor's would own or be deemed beneficially deemed to own, more than 4.99% of the outstanding shares of Common Stock. If any Investor would own, or be deemed beneficially deemed to own, more than 4.99% of the outstanding shares of Common Stock as a result of the Closing of the Second Tranche, such Investor shall not be obligated to participate in the Second Tranche; and

            (xv) Written proof that the Certificate of Designation is filed with the Secretary of State of the State of Nevada and remains in full effect as of the Closing of the Secondary Shares.
Notwithstanding the foregoing, the Investors will not be obligated to purchase the Secondary Shares in the event the Registration Statement has not been declared effective by the SEC prior to nine months after the first Closing Date for the First Tranche.

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                           ARTICLE III

         Representations and Warranties of the Investors

     Each of the Investors represents and warrants to the Company that:

     Section 3.1 Intent. Each of the Investors is entering into this Agreement for its own account and has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to, or through any person or entity; provided, however, that by making the representations herein, the Investors do not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2 Sophisticated Investors. Each of the Investors is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and each of the Investors has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, and Warrants. Each of the Investors acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by each of the Investors and is a valid and binding agreement of the Investors enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4 Not an Affiliate. None of the Investors is an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

     Section 3.5 Organization and Standing. Each of the Investors is duly organized, validly existing, and in good standing under the laws of the countries and/or states of their incorporation or organization.

     Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investors, or, to the Investors knowledge, (a) violate any provision of any indenture, instrument or agreement to which any of the Investors are a party or are subject, or by which any of the Investors or any of their assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investors to any third party; or (d) require the approval of any third-party (which has not been

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 obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which any of the Investors is subject or to which any of their assets, operations or management may be subject.

     Section 3.7 Disclosure; Access to Information. Each of the Investors has received all documents, records, books and other information pertaining to Investors investment in the Company that have been requested by Investors, including the opportunity to ask questions and receive answers. Each of the Investors has reviewed or received copies of any such reports that have been requested by it. Each of the Investors represents that it has reviewed the Company Reports.

     Section 3.8 Manner of Sale. At no time were any of the Investors presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     Section 3.9 Registration or Exemption Requirements. Each of the Investors further acknowledges and understands that the Securities may not be transferred, resold or otherwise disposed of except in a transaction registered under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available. Each of the Investors understands that the certificate(s) evidencing the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, and Warrants will be imprinted with a legend that prohibits the transfer of these securities unless
(i) they are registered or such registration is not required, or (ii) if the transfer is pursuant to an exemption from registration (with no limitations).

     Section 3.10 No Legal, Tax or Investment Advice. Each of the Investors understands that nothing in this Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, and Warrants constitutes legal, tax or investment advice. The Investors have relied on, and have consulted with, such legal, tax and investment advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with their purchase of the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, and Warrants.

                            ARTICLE IV

          Representations and Warranties of the Company

The Company represents and warrants to the Investors that:

     Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the Company Documents. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect.

     Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all Exhibits annexed hereto, and to issue the Initial Shares, Secondary Shares, Reset Shares, Warrants, Underlying Shares, Additional Shares, and the Warrant Shares, (ii) the execution, issuance and delivery of this Agreement, and all Exhibits annexed hereto, by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors, and (iii) this Agreement, and all Exhibits annexed hereto, have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement, the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, Underlying Shares, and Additional Shares, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investors; provided, however, that the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, Underlying Shares, and Additional Shares are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, Underlying Shares, and Additional Shares hereunder will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

     Section 4.3 Capitalization. The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $0.001 par value per share, of which approximately 11,877,000 shares are issued and outstanding, and 50,000 shares of Preferred Stock, of which 15,000 have been designated as Series A Preferred Stock and none are issued and outstanding. All of the outstanding shares of Common Stock and Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock are entitled to preemptive or similar rights. Except for the proposed issuance of warrants to Columbia Financial Group, Inc., as otherwise specifically disclosed in the Company Documents, and pursuant to the Company's employee benefit plan, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Initial Shares, Secondary Shares, Reset Shares, Underlying Shares, Additional Shares, and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, other than as stated on Schedule 4.3 annexed hereto, no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of five percent of the Common Stock.

     Section 4.4 Common Stock. The Common Stock has not been registered pursuant to Section 12(g) of the Exchange Act. The Common Stock is currently listed or quoted on the OTC Bulletin Board.

     Section 4.5 Company Documents. The Company has delivered or made available to the Investors true and complete copies of the Company Documents. The Company has not provided to any of the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. None of the Company Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company Documents comply as to form in all material respects with applicable accounting requirements. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.

     Section 4.6 Valid Issuances. When issued and payment has been made therefor, Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, Underlying Shares, and the Additional Shares, sold to the Investors will be duly and validly issued, fully paid, and nonassessable. Neither the issuance of the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, Underlying Shares, and Additional Shares, to the Investors, pursuant to, nor the Company's performance of its obligations under this Agreement, and all Exhibits annexed hereto will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, Underlying Shares, or Additional Shares, issued to the Investors, or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company.

     Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, Warrants, Underlying Shares, or Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, Warrants, Underlying Shares, or Warrant Shares under the Securities Act.

       Section 4.8 Corporate Documents. The Company has furnished or made available to each of the Investors true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof, and the Company's by-laws, as amended and in effect on the date hereof (the "By-Laws").

     Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, Underlying Shares, and Additional Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws, or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including all Exhibits annexed hereto) or to issue and sell the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, Underlying Shares, or Additional Shares in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

     Section 4.10 No Material Adverse Change. Since August 1, 1998, no Material Adverse Effect has occurred or exists with respect to the Company, except as publicly announced.

     Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, that are not disclosed in the Company Documents or otherwise publicly announced, other than those set forth in the Company's financial statements or as incurred in the ordinary course of the Company's businesses since August 1, 1998, and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     Section 4.12 No Undisclosed Events or Circumstances. Since August 1, 1998, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Company Documents.

     Section 4.13 No Integrated Offering. To the Company's knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement or pursuant to the Company's existing employee benefit plan, under circumstances that would cause the offering of the Initial Shares, Secondary Shares, Reset Shares, and Warrants pursuant to this Agreement to be integrated with prior or future offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

      Section 4.14 Litigation and Other Proceedings. There are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Company Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

     Section 4.15 Acknowledgment of Dilution. The Company is aware and acknowledges that issuance of Initial Shares, Secondary Shares, Reset Shares, Underlying Shares, Additional Shares, and/or Warrant Shares, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue the Additional Shares, Warrant Shares, and Underlying Shares is unconditional and absolute regardless of the effect of any such dilution.

     Section 4.16 Employee Relations. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

     Section 4.17 Environmental Laws. The Company is (i) in compliance with any and all foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and which the Company know is applicable to them ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

     Section 4.18 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no notice to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operation, of the Company.

     Section 4.19 Board Approval. The board of directors of the Company has concluded, in its good faith business judgment, that the issuances of the securities of the Company in connection with this Agreement are in the best interests of the Company.

     Section 4.20 Integration. The Company shall not and shall use its best efforts to ensure that no affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that would be integrated with the offer or sale of the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, and Warrants in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Initial Shares, Secondary Shares, Reset Shares, and Warrants to the Investors. The Initial Shares, Secondary Shares, Reset Shares, Additional Shares, Warrants and Warrant Shares are being offered and sold pursuant to the terms hereunder, are not being offered and sold as part of a previously commenced private placement of securities.

     Section 4.21 Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.

     Section 4.22 Use of Proceeds. The Company represents that the net proceeds from this offering will be used for working capital purposes, and not for the repayment of any outstanding judgments against the Company (including any affiliate or subsidiary) or any officer, director or employee of the Company.

     Section 4.23 Subsidiaries. Except as disclosed in the Company Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

                            ARTICLE V

                    Covenants of the Investors

      Section 5.1 4.99% Limitation. The number of shares of Common Stock which may be acquired by any of the Investors pursuant to the terms of this Agreement shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by any of the Investors, would result in any of the Investors owning more than 4.99% of the then issued and outstanding Common Stock.

     The preceding paragraph shall not interfere with any Investor's right to convert Preferred Stock or exercise the Warrants over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as such Investor does not own more than 4.99% of the then outstanding Common Stock at any given time.

                            ARTICLE VI

                     Covenants of the Company

     Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

    Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Additional Shares, Initial Shares, Secondary Shares, Reset Shares, and Warrant Shares. The number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Warrants.

    Section 6.3 Listing of Common Stock. If required by the Principal Market, the Company shall (a) not later than the fifth Business Day following the date the Principal Market requires, prepare and file with the Principal Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (i) Initial Shares, Secondary Shares, Reset Shares, Additional Shares, and (ii) the Warrant Shares issuable upon exercise in full of the Warrants, (b) take all steps necessary to cause such shares to be approved for listing on the Principal Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Investors evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. In addition, if at any time the number of shares of Common Stock issuable hereunder, and upon exercise in full of the Warrants is greater than the number of shares of Common Stock theretofore listed with the Principal Market (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence) to file an additional shares listing application with the Principal Market (and any such other national securities exchange, market or trading facility) covering such number of shares of Common Stock as would be necessary.  Except as set forth in
Schedule 6.3, the Company (i) has not received any notice, oral or written, affecting its continued listing on the OTC Bulletin Board, and (ii) is in full compliance with the requirements for continued listing on the OTC Bulletin Board. The Company will take no action which would impact its continued listing or eligibility of the Company for such listing (except as set forth in Section 6.11 below). The Company will comply with the listing and trading requirements of its Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. In the event the Company receives notification from the Principal Market or any other controlling entity stating that the Company is not in compliance with the listing qualifications of such Principal Market, the Company will take all action necessary to bring the Company within compliance with all applicable listing standards of the Principal Market.


     Section 6.4 Exchange Act Registration. The Company agrees that, once the Company is required by the Principal Market, or otherwise by law, it will maintain the registration of its Common Stock under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration for so long as the Registrable Securities are owned by the Investors.

     Section 6.5 Legends. The Initial Shares, Secondary Shares, Warrants, Warrant Shares, Underlying Shares, and Additional Shares to be issued by the Company pursuant to this Agreement shall be free of legends, except as set forth in Article VIII.

     Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.7 Notice of Certain Events Affecting Registration. The Company will immediately notify each of the Investors within three Business Days after the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (the Company shall not be required to notify the Investors in this case in the event such notification would be deemed the release of nonpublic information); and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will, within three Business Days of when filed with the SEC make available to the Investors any such supplement or amendment to the related prospectus.

     Section 6.8 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

     Section 6.9 Issuance of Underlying Shares and Warrant Shares. The issuance of the Underlying Shares and Warrant Shares shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act, or Regulation D and any applicable state securities law.

     Section 6.10 Legal Opinion. The Company's independent counsel shall deliver to the Investors on or prior to the Closing Dates for the First Tranche and Second Tranche, an opinion in the form of Exhibit G annexed hereto. The Company will obtain for the Investors, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to remove the Legend from the Initial Shares, Secondary Shares, Reset Shares, Additional Shares, Underlying Shares, and Warrant Shares. The Company will obtain for the Investors, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock and/or exercise the Warrants, including, but not limited to, obtaining for the Investors an opinion of counsel, subject only to receipt of a notice of conversion (the "Notice of Conversion") in the form of Exhibit I, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, directing the Transfer Agent to remove the legend from such certificate.

     Section 6.11 20% Rule Limitation. In the event the Principal Market requires shareholder approval, the Company shall call a meeting of its shareholders, to be held no later than 60 calendar days after the such date, seeking shareholder approval of the below market issuances of shares of Common Stock (and securities convertible into and exercisable for Common Stock) to the Investors of an aggregate of 20% or more of the number of shares of Common Stock outstanding as of Subscription Date. In the event that the aforementioned proposal is not so approved within such 60 calendar day period, or if no shareholder meeting is held, the Company shall seek a waiver from the Principal Market for such below market issuances. In the event the Company does not receive such waiver within the earlier of (the "Deadline Date"): (i) ten calendar days after the aforementioned shareholders meeting, or (ii) 70 calendar days after Company becomes subject to a Principal Market that has such a 20% limitation, the Company shall either delist the Common Stock from the Principal Market and immediately (within two Trading Days thereafter) list the Common Stock on a market or exchange that does not have such a requirement, or the Company agrees that it will pay to the Investors the Economic Benefit (as defined below) of that number of shares of Common Stock issuable to the Investors above said twenty (20%) percent. The "Economic Benefit" is defined as the number of shares of Common Stock issuable to the Investors pursuant to the terms hereunder in excess of twenty (20%) percent of the outstanding Common Stock as of the Subscription Date multiplied by the Bid Price on the Deadline Date.

     Section 6.12 Conversion of Preferred Stock and Exercise of Warrants. The Company will permit the Investors to exercise their right to convert the Preferred Stock, and/or exercise the Warrants, by telecopying an executed and completed Notice of Conversion, and Notice of Exercise (along with payment of the applicable Exercise Price) to the Company as is set forth in the Certificate of Designation, and Warrant respectively.

     Section 6.13 Increase in Authorized Shares. At such time as the Company would be, if a notice of exercise were to be delivered on such date, precluded from honoring (i) the exercise in full of the Warrants, (ii) the conversion in full of the Preferred Stock, and/or (iii) the Company's obligation to issue Reset Shares and/or Additional Shares, due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 60 calendar days from such date) hold a shareholders meeting in which the shareholders would vote for authorization to amend the Company's certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding,
(ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iv) such number of Warrant Shares as would then be issuable upon the exercise in full of the Warrants, (v) such number of underlying Shares as would then be issuable upon conversion in full of the Preferred Stock, and (vi) all Reset Shares and Additional Shares as would be
issuable on such date.   In connection therewith, the Board of Directors shall
promptly (x) adopt proper resolutions authorizing such increase, (y) recommend to and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions and (z) within three Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase. In no way shall the aforementioned be deemed a waiver of the Company's obligations contained in Section 6.2 above.

     Section 6.14 Notice of Breaches. Each of the Company on the one hand, and the Investors on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached as of such date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto. Notwithstanding the generality of the foregoing, the Company shall promptly notify each Investor of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by this Agreement or any Exhibit annexed hereto, violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to each Investor a copy of any written statement in support of or relating to such claim or notice.

     Section 6.15 Restrictions on Future Financings/Right of First Refusal. The Company agrees that it will not enter into any equity or debt financing in the form of any security convertible into Common Stock or any below market issuance of Common Stock (but not including any secondary public offering of Common Stock) until at least 90 calendar days after the Effective Date, unless the Company has obtained the express written approval by all of the Investors. The Company agrees that should it elect to enter into a private transaction for convertible debt or equity financing at any time prior to six months after the Effective Date, the Company will give each of the Investors written notice of the terms and conditions of such offer (the "ROFR Notice") via facsimile. The Investors shall have a right of first refusal to commit to provide the funds pursuant to the terms as outlined in the ROFR Notice. Each Investor shall have three Business Days to reply in writing after receipt of the ROFR Notice from the Company. In the event such written reply is not received by the Company within such three Business Day period, the Company shall have the right to conclude a transaction with another investor or investors provided the transaction is not materially different from that outlined to the Investors as was provided in the ROFR Notice. In the event the Company enters into a private financing through the sale of Common Stock at a discount to the then current market price, or the Company enters into a private financing through the sale of any security convertible into shares of Common Stock within six months after the Effective Date, the Company agrees that the Investors shall receive the benefit of any terms of such offering which the Investors deem to be more beneficial than the terms contained herein the Registration Rights Agreement, and in the Certificate of Designation and Warrants. In such case the Company agrees to immediately take all action necessary to amend this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrants.

     Section 6.16 Transfer of Intellectual Property Rights. Except in the ordinary course of the Company's business consistent with past practice or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire).

     Section 6.17 Additional Issuances of Preferred Stock. The Company agrees that it will only issue shares of Preferred Stock to the Investors listed on Schedule A annexed hereto.


                           ARTICLE VII

  Due Diligence Review; Non-Disclosure of Non-Public Information

     Section 7.1 Due Diligence Review. The Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all Company Documents, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by any of the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     Section 7.2      Non-Disclosure of Non-Public Information

         (a) The Company has not disclosed, and hereafter shall not disclose non-public information to the Investors, advisors to, or representatives of, the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides each Investor, and its advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require each of the Investors advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

         (b) Nothing herein shall require the Company to disclose non-public information to any of the Investors or their advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                           ARTICLE VIII

                             Legends

     Section 8.1 Legends. The Investors agree to the imprinting, so long as is required by this Section, of the following legend (or such substantially similar legend as is acceptable to the Investors and their counsel, the parties agreeing that any unacceptable legended securities shall be replaced promptly by and at the Company's cost) on the securities:

[FOR WARRANTS, INITIAL SHARES AND SECONDARY SHARES] NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

[ONLY FOR RESET SHARES, ADDITIONAL SHARES AND WARRANT SHARES TO THE EXTENT THE RESALE THEREOF IS NOT COVERED BY AN EFFECTIVE REGISTRATION STATEMENT AT THE TIME OF ISSUANCE OR EXERCISE] THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Warrant Shares, Reset Shares and Additional Shares shall not contain the legend set forth above or any other restrictive legend if the issuance of such occurs at any time while a Registration Statement is effective under the Securities Act in connection with the resale of the shares of Common Stock or, in the event there is not an effective Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).
The Company agrees that it will provide the Investors, upon request, with a certificate or certificates representing the Warrant Shares, Reset Shares and Additional Shares free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

     Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit H hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investors to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and except as provided below, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investors:

         (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing the Warrants, Initial Shares, Secondary Shares, Underlying Shares, Warrant Shares, Reset Shares and Additional Shares, that bear the aforementioned Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the aforementioned legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor(s) confirm to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor(s) confirm to the transfer agent that the Investor(s) have complied with the prospectus delivery requirement.

         (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities, that bear the aforementioned legend, to the extent accompanied by a notice requesting the issuance of new certificates free of such legend to replace those surrendered and containing representations that (i) the Investor(s) is permitted to dispose of such Registrable Securities, without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor(s) has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities, in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities. The Company shall have counsel provide any and all opinions necessary for the sale under Rule 144, as permitted under applicable law.

     Any of the notices referred to above in this Section may be sent by facsimile to the Company's transfer agent.

     Section 8.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in this Article has been or shall be placed on the share certificates representing the Common Stock, and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article.

     Section 8.3 Investor's Compliance. Nothing in this Article shall affect in any way any of the Investors obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                            ARTICLE IX

                          Choice of Law

     Section 9.1 Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia, Atlanta Division in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.
Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.
Each party waives its right to a trial by jury.

                            ARTICLE X

       Assignment; Entire Agreement, Amendment; Termination

     Section 10.1 Assignment. The Investor's interest in this Agreement and its ownership of Preferred Stock and Warrants may be assigned or transferred at any time, in whole or in part, to any other person or entity (including any affiliate of the Investors) who agrees to, and truthfully can, make the representations and warranties contained in Article III, and who agrees to be bound by the covenants of Article V. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the shares of Preferred Stock and/or Warrants purchased or acquired by the Investors hereunder with respect to the Common Stock held by such person.

     Section 10.2 Termination. This Agreement shall terminate upon the earliest of (i) the date that all the Registrable Securities have been sold by the Investors pursuant to the Registration Statement; (ii) the date the Investors receive an opinion from counsel to the Company that all of the Registrable Securities may be sold under the provisions of Rule 144, without volume limitation; or (iii) five years after the last Closing Date; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII herein, and the registration rights provisions for the Registrable Securities held by the Investors set forth in this Agreement, and the Registration Rights Agreement, shall survive the termination of this Agreement.

                            ARTICLE XI

                             Notices

      Section 11.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

                   WordCruncher Internet Technologies, Inc.
                   12450 South 405 East, Suite B
                   Draper, Utah 84020
                   Attention: Chief Financial Officer
                   Telephone:  (801) 816-9904
                   Facsimile:  (801) 816-9840

If to the Investors, at the addresses listed on Schedule A.

with a copy to:

                   The Goldstein Law Group, P.C.
                   65 Broadway, 10th Floor
                   New York, NY  10006
                   Attention: Scott H. Goldstein, Esq.
                   Telephone: (212) 809-4220
                   Facsimile: (212) 809-4228


          and      Cardinal Capital Management, Inc.
                   3340 Peachtree Road, N.E., Suite 620
                   Atlanta, Georgia 30326
                   Attention: Scott Koch
                   Telephone: (404) 264-0777
                   Facsimile: (404) 264-0007

    Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 11.2      Indemnification.   The Company agrees to indemnify and
hold harmless each of the Investors and each officer, director of the Investors or person, if any, who controls the Investors within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees), to which the Investors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement by the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
Each Investor agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement by the Investor. This indemnity agreement will be in addition to any liability which the Investors or any subsequent assignee may otherwise have.

      Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investors, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investors and the indemnifying party and the Investors shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party in conflict with any legal defenses which may be available to the Investors (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Investors, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Investor(s), which firm shall be designated in writing by the Investor(s)). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

     Section 11.3 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 11.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation.

                           ARTICLE XII

                          Miscellaneous

     Section 12.1 Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and the Investors, on the other hand.

     Section 12.2 Entire Agreement. This Agreement, the Exhibits or attachments hereto, which include, but are not limited to the Warrant, the Certificate of Designation, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

      Section 12.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 12.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 12.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to employ any other reporting entity.

     Section 12.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Initial Shares, Secondary Shares, Reset Shares, Warrants, Warrant Shares, or Additional Shares, and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

     Section 12.7 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay
(i) on the first Closing Date for the First Tranche $15,000, and on the Closing Date for the Second Tranche $5,000, in cash, out of the escrowed funds, to the Escrow Agent for legal, administrative, and escrow fees, and
(ii) shall pay to the placement agent, out of escrow, on each Closing Date for the First Tranche, and the Closing Date for the Second Tranche the sum of six percent (6%) of the amount funded to the Company by the Investors, and issue Warrant C's, exercisable beginning on the applicable Closing Date of each tranche and then exercisable any time over the five year period thereafter, to purchase 30,000 warrant shares per each one million dollars funded by the Investors pursuant to this Agreement at an exercise price equal to one hundred and five percent (105%) of the Bid Price on the Trading Day immediately preceding the applicable Closing Date for each tranche.

     Section 12.8 Publicity. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Investors without the prior written consent of the Investors, except to the extent required by law or in response to a written SEC request, in which case the Company shall provide the Investors with prior written notice of such public disclosure.

Exhibits:

A.      Certificate of Designation
B.      Escrow Agreement
C.      Registration Rights Agreement
D.      Warrant A
E.      Warrant B
F.      Warrant C
G.      Opinion of Counsel
H.      Instructions to Transfer Agent
I.      Notice of Conversion

Schedules:

A.      List of Investors
4.3      Beneficial Ownership
6.3      Listing of Common Stock

                     [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Series A Preferred Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.
WORDCRUNCHER INTERNET TECHNOLOGIES, INC.

By    /s/ Kenneth W. Bell
Name: Kenneth W. Bell
Title: Chief Financial Officer      /s/ Tajunnisah Owesh
                                    -----------------------------
                                    MS. TAJUNNISAH OWESH


                                    /s/ Ohoud F. Shargatly
                                    ------------------------------
                                    OHOUD F. SHARBATLY


                                    /s/ Khaled A. AlMubarak
                                    -----------------------------
                                    KHALED A. ALMUBARAK


                                    /s/ Mohammad A. Al-Quaiz
                                    -----------------------------
                                    MOHAMMAD A. AL-QUAIZ


                                    /s/ Abdulaziz A. Kamel
                                    ------------------------------
                                    URBAN DEVELOPMENT ESTABLISHMENT


                                    /s/ Yasser M. Zaldan
                                    ------------------------------
                                    YASSER M. ZAIDAN


                                    /s/ Signature illegible
                                    -------------------------------
                                    GIBRALTAR WORLDWIDE , INC.


                                    /s/ Abdulwahhab A.Abdulwasea
                                    --------------------------------
                                    ABDULWAHHAB ABDULWASEA

                           SCHEDULE 4.3


      Persons owning more than five percent (5%) of the Common Stock

                 James W. & Catherine F. Johnston
                      M. Daniel & Lori Lunt
                   Kenneth W. & Roberta L. Bell

                           Schedule 6.3

                            SCHEDULE A

Tajunnisah Owesh
House No. 6, 5th Main
Bilal Manzil
Jayamahal Extn
Bangalore 560046, Karnataka
Telephone: 01191803430312
Facsimile: 01191803331555
First Tranche Investment Amount: $2,500,000


Ohoud F. Sharbatly
P.O. Box 14322
Jeddah 21424
Saudi Arabia
Telephone: (9662) 698-80
Facsimile: (9662) 698-5523
First Tranche Investment Amount: $1,000,000

Mohammad A. Al-Quaiz
P.O. Box 51266
Jeddah 21543
Saudi Arabia
Telephone: (9661) 642-1755
Facsimile: (9662) 642-4075
First Tranche Investment Amount: $1,000,000


Urban Development Est.
P.O. Box 1032
Jeddah 21431
Saudi Arabia
Telephone: (9662) 698-7777
Facsimile: (9662) 662-3187
First Tranche Investment Amount: $500,000


Yasser M. Zaidan
P.O. Box 14322
Jeddah 21424
Saudi Arabia
Telephone: (9662) 698-8049
Facsimile: (9662) 698-5523
First Tranche Investment Amount: $500,000


Khaled A. Al-Mubarak
P.O. Box 51266
Jeddah 21543
Saudi Arabia
Telephone: (9662) 669-6533
Facsimile: (9662) 661-0037
First Tranche Investment Amount: $100,000


Gibraltor Worldwide, Inc.
P.O. Box 1522
Jeddah 21441
Saudi Arabia
Telephone: (9662) 698-0000
Facsimile: (9662) 698-1238
First Tranche Investment Amount: $500,000

                            EXHIBIT A

                    CERTIFICATE OF DESIGNATION

                                of

               SERIES A CONVERTIBLE PREFERRED STOCK

                                of

             WORDCRUNCHER INTERNET TECHNOLOGIES, INC.



            WORDCRUNCHER INTERNET TECHNOLOGIES, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada (the
"Company"), hereby certifies that on January     , 1999, the Board of
Directors of the Company (the "Board"), in accordance with Section 78.1955 of the General Corporation Law and the Company's Certificate of Incorporation (the "Certificate of Incorporation"), adopted resolutions creating out of the 50,000 shares of Preferred Stock, par value $0.01 per share, authorized in
Article II of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Company, par value $0.01 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

I. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 15,000. The Series A Preferred Stock shall have a stated value (the "Stated Value") of $1,000 per share.

II.      Dividends.

     A. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior to, and in preference to, any declaration or payment of any dividend on the Common Stock of this Company, at a per share rate equal to six percent per annum of the amount of the Stated Value of the Series A Preferred Stock, which is payable upon conversion (including upon Redemption and Automatic Conversion) as set forth below. Dividends shall begin to accrue as of the Issuance Date and are based upon a 360 calendar day year. Any dividends payable pursuant to the provisions of this paragraph shall, at the Company's option, be payable in cash, or shares of Common Stock subject to an effective registration statement within five Business Days of when due. The number of shares of Common Stock to be issued by the Company in lieu of a cash payment for dividends due as set forth herein shall be equal to the number of shares of Common Stock resulting from dividing the dollar amount of dividends owed by the Closing Bid Price of the Common Stock (as defined below) on such date as the dividends are payable (if such date is not a Trading Day, then the next Trading Day immediately thereafter).

     B. Such dividends shall accrue on each share of Series A Preferred Stock from the Issuance Date, and shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, for all Series A Preferred Stock at the time outstanding, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared or set apart for the Series A Preferred Stock or Common Stock. Dividends on the Series A Preferred Stock shall be non-participating and the holders of the Series A Preferred Stock shall not be entitled to participate in any other dividends beyond the cumulative dividends specified herein.

III.      Liquidation, Dissolution or Winding Up.

     A. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Company's Common Stock or any other class or series of
capital stock, holders of each share of Series A     Preferred Stock shall be
entitled to receive out of the assets available for distribution to shareholders $1,000 plus six percent per annum thereon from the Issuance Date (as defined below) to the Trading Day (as defined below) immediately prior to such liquidation, dissolution or winding up of the Company (the "Liquidation Amount").

     B. If the assets of the Company available for distribution to shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Company shall be distributed ratably to the holders of shares of Series A Preferred Stock.

     C. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Preferred Stock so as to be available for such payments, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Preferred Stock of the Company in accordance with their respective terms.

IV. Voting. Holders of Series A Preferred Stock shall have no voting rights except as expressly required by law or as expressly provided herein.

V. Conversion of Series A Preferred Stock. The holders of Series A Preferred Stock shall have the right, at such holder's option, to convert the Series A Preferred Stock into shares of Common Stock, on the following terms and conditions:

     A. At any time or times, upon the earlier to occur of (i) June 1, 1999, or (ii) the Effective Date, any holder of the Series A Preferred Stock shall be entitled to convert any whole number of shares of Series A Preferred Stock into that number of fully paid and nonassessable shares of Common Stock, subject to the limitations below, which is determined (per share of Series A Preferred Stock) by dividing (x) $1,000, by (y) the Conversion Price (as defined below).

     B. Each holder of the Series A Preferred Stock shall only be entitled to convert 20% of the number of shares of Series A Preferred Stock initially issued to such holder per calendar month subject to the conditions of Section XI below. This shall be cumulative such that in the event the holder chooses not to convert any shares of Series A Preferred Stock in one calendar month it may convert that 20% in another month.

     C. There will be three Reset Periods (as defined below). The first Reset Period will commence on the 150th calendar day following the Issuance Date (if such date is not a Trading Day, then the next subsequent Trading
Day). The second Reset Period shall commence on the 240th calendar day following the Issuance Date (if such date is not a Trading Day, then the next subsequent Trading Day). The third Reset Period shall commence on the 360th calendar day following the Issuance Date (if such date is not a Trading Day, then the next subsequent Trading Day).

     In the event the Adjustment Price is less than the Reset Price then the Company shall issue the number of shares of Common Stock (the "Reset Shares") upon the expiration of each Reset Period calculated by the following formula:

     [((Reset Price) - Adjustment Price) x (((1/3) x Stated Value of all outstanding shares of Series A Preferred Stock) / 10.08) ] / Adjustment Price

     Upon the expiration of each Reset Period the Company agrees to issue that number of Reset Shares (if any) resulting from the above formula. Such shares shall be delivered within five Business Days following the expiration of the applicable Reset Period. In the event that the Company does not deliver unlegended Reset Shares within six (6) Business Days after the expiration of a Reset Period (if so required pursuant to the terms herein), the Company shall pay to the holder(s), in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, one half of one percent of the value of the Reset Shares undelivered (based upon the Bid Price of the Common Stock on the Receipt Date) for every day after the sixth Business Day through the tenth Business Day after the Reset Period, and one percent per Business Day after the tenth Business Day after the Reset Period that the unlegended Reset Shares are not delivered, which liquidated damages shall run from the seventh Business Day after the expiration of the applicable Reset Period. The sum payable herein shall constitute liquidated damages and not penalties. Any payment by the Company of liquidated damages under this paragraph shall not relieve the Company of its obligation to issue Reset Shares or their cash equivalent (as provided below). The amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate. Any and all payments required pursuant to this paragraph shall be payable only in cash, and any payment hereunder shall not relieve the Company of its obligations under this Section to deliver Reset Shares. All Reset Shares shall be included in the Registration Statement.

     Notwithstanding the foregoing, in lieu of issuing Reset Shares as set forth above, the Company may elect, at its option, to pay the holders the cash value of the Reset Shares based upon the Adjustment Price of the Common Stock during the applicable Reset Period. The Company shall be required to pay to the holders the cash value of the Reset Shares in the event the Company is unable to issue Reset Shares that are included in an effective registration statement. This cash payment must be made within the time limits for delivery of Reset Shares as set forth above in immediate funds, and the Company shall be liable for liquidated damages as set forth above if payment is not made in as set forth herein.

     D. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

         The "Adjustment Price" shall mean the average Closing Bid Prices of the Common Stock during the Reset Period.

         A "Business Day" shall be any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

         The "Closing Bid Price" shall mean, for any security as of any date, the closing bid price for such security for the Trading Day on the OTC Electronic Bulletin Board as reported by Bloomberg L.P. ("Bloomberg"), or, if the OTC Electronic Bulletin Board is not the principal trading market for such security, the closing bid price of such security for the Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no closing bid or trade price is reported for such security by Bloomberg, the Closing Bid Price shall be determined by reference to the closing bid price for the Trading Day as reported on the Principal Market, and if not so reported shall be determined from the bid price of any market makers for such security as reported in the "pink sheets" published by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually agreed by the Company and the holders of two thirds of the outstanding shares of Series A Preferred Stock.

          The "Conversion Price" shall mean, as to each share of Series A Preferred Stock, $10.08.

          "Effective Date" shall mean the date on which the Securities and Exchange Commission (the "SEC") first declares effective a registration statement registering the resale of 200% of the number of shares of Common Stock issuable (irrespective of any shareholder approval requirement) upon conversion of all of the Series A Preferred Stock, and 100% of the number of shares of Common Stock issuable upon exercise of all warrants of the Company then held by any holder of the Series A Preferred Stock, outstanding on the Trading Day immediately preceding the day such Registration Statement is filed (the "Registration Statement").

           The "Issuance Date" shall mean, with respect to each share of Series A Preferred Stock, the date of issuance of the applicable share of Series A Preferred Stock.

           A "Reset Period" shall mean ten consecutive Trading Days.

           The "Reset Price" shall mean $12.096.

           A "Trading Day" shall mean a day on which the OTC Electronic Bulletin Board is open.

           The "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange, the OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc., or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     E. Holders of Series A Preferred Stock may exercise their right to convert the Series A Preferred Stock by telecopying an executed and completed notice of conversion (the "Notice of Conversion") to the Company and delivering to the Company the original Notice of Conversion and the certificate representing the Series A Preferred Stock being converted by reputable overnight courier. Each Business Day (between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time) on which a Notice of Conversion is telecopied to and received by the Company shall be deemed a "Conversion Date". The Company will deliver the certificates representing shares of Common Stock issuable upon conversion of any share of Series A Preferred Stock (the "Conversion Shares") (together with the certificates representing the share or shares of Series A Preferred Stock not so converted) to the holder thereof via reputable overnight courier, by electronic transfer or otherwise within six Business Days after the Conversion Date, provided the Company has received the original Notice of Conversion and Series A Preferred Stock certificate being so converted on or before the close of business of the fifth Business Day after the Conversion Date. In addition to any other remedies which may be
available to the holders of shares of Series A    Preferred Stock, in the
event that the Company fails to deliver such shares of Common Stock within such six Business Day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and such holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series A Preferred Stock certificates representing the portion of the Series A Preferred Stock converted shall be delivered as follows:




To the Company:

                  WordCruncher Internet Technologies, Inc.
                  12450 South 405 East, Suite B
                  Draper, Utah 84020
                  Attention: Chief Financial Officer
                  Telephone:  (801) 816-9904
                  Facsimile:  (801) 816-9840

      In the event that shares representing the Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") are not delivered by the Company within six Business Days after the Conversion Date, in addition to all other available remedies which such holder may be entitled, the Company shall pay to the holders thereof, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, on each date after such sixth Business Day up to and including the tenth Business Day that delivery of the Conversion Shares is not timely effected, an amount equal to one half of one percent of the Stated Value of the Series A Preferred Stock subject to such conversion and one percent of the Stated Value of the Series A Preferred Stock subject to such conversion for every Business Day after such tenth Business Day. In the event the Company fails to timely pay the liquidated damages as set forth above, then such payment shall bear interest at the rate of two percent per month (pro rated for partial months) until such payments are made. Any and all payments required pursuant to this paragraph shall be payable only in cash. Any payment required by the Company pursuant to this paragraph shall not relieve the Company of its obligations to deliver Conversion Shares pursuant to a Notice of Conversion.

     F. If the nature and/or character of the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holders of Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series A Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change. In such event the holder may elect to waive the restrictions contained in Section XI below.

    G. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation pursuant to which the Company is not the acquiring entity and pursuant to which the stockholders of the Company are requested to exchange or convert their securities for securities of an acquiring entity, or the sale of all or substantially all of the Company's properties and assets to any other person (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of
the Series A    Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series A Preferred Stock after the Reorganization, to the end that the provisions of this Section (including adjustment of the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     H. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series A Preferred Stock a certificate executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based. The Company shall, upon written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (A) the Conversion Price at the time in effect, and (B) the number or shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

     I. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series A Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series A Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such
lost or stolen certificates for shares of Series A     Preferred Stock if the
holder contemporaneously requests the Company to convert such shares of Series A Preferred Stock into Common Stock.

     J. The Company shall not issue any fraction of a share of Common Stock upon any conversion. The Company shall round such fraction of a share of Common Stock up to the nearest whole share.

     K. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

     L. Each share of Series A Preferred Stock outstanding three years from the Issuance Date shall automatically be converted into Common Stock on such date, pursuant to the conversion terms set forth herein, with such date being deemed a Conversion Date (referred to as "Automatic Conversion").

     M. The Company shall pay any and all original issue and/or transfer expenses which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of the Series A Preferred Stock.

VI. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

VII. Reservation of Shares. The Company shall, so long as any of the Series A Preferred Stock are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than the number of shares of Common Stock for which the Series A Preferred Stock are at any time convertible and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to maintain such number of shares of Common Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

VIII.      Restrictions and Limitations.

     A. Except as expressly provided herein or as required by law, so long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the approval by vote or written consent by the holders of at least two thirds of the then outstanding shares of Series A Preferred Stock, voting as a separate class, take any action that would have a material adverse effect on the rights, preferences or privileges of the holders of Series A Preferred Stock as set forth herein.

    B. Without limiting the generality of the preceding paragraph, the Company shall not so long as any shares of Series A Preferred Stock remain outstanding amend its Certificate of Incorporation without the approval by the
holders of all of the then outstanding shares of Series A    Preferred Stock
if such amendment would:

         1. create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series A Preferred Stock;

         2. reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation
preferences of the holders of Series A     Preferred Stock to the rights upon
liquidation of the holders of other capital stock of the Company,

         3. cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section V herein;

         4. cancel or modify the rights of the holders of the Series A Preferred Stock provided for in this Section.

IX. No Dilution or Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in
order to protect the rights of the holders of the Series A     Preferred Stock
against impairment. Without limiting the generality of the foregoing, the Company (a) shall not establish a par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or entity, or permit any such person or entity to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person or entity shall expressly assume in writing and will be bound by all of the terms of the Series A Preferred Stock set forth herein.

X.      Notices of Record Date.  In the event of:

         1. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         2. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company where the Company is not the surviving entity, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, the result of any of such merger is that the Holder is requested to convert or exchange its certificates representing Series A Preferred Stock, or

         3. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which such action is to be taken.

XI. 4.99% Limitation. The number of shares of Common Stock which may be acquired by any holder upon conversion pursuant to the terms herein shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by holder, not inclusive of all other shares of Common Stock or securities convertible or exercisable into Common Stock, would result in any holder owning more than 4.99% of the then issued and outstanding Common Stock. The preceding shall not interfere with any holder's right to convert the Series A Preferred Stock over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as such Investor does not own more than 4.99% of the then outstanding Common Stock at any given time. The foregoing limitation shall not apply to the Automatic Conversion provision contained herein.

XII. Redemption. At any time after 60 calendar days after the Effective Date, the Company shall have the right to redeem up to fifty percent of the then outstanding shares of Series A Preferred Stock, in whole or in part, in cash, at the Redemption Price (as defined below), by thereafter providing two Business Days prior written notice (the "Redemption Notice") to the holder(s) of the Series A Preferred Stock. The Company must exercise its right to redeem pro rata amongst all holders of the Series A Preferred Stock. The Company shall wire transfer the appropriate amount of funds into an escrow account to complete the redemption which shall be on the second Business Day after the Redemption Notice was served upon the holder of the Series A Preferred Stock (the "Redemption Date"). On the Redemption Date, provided the Company has fully complied with the redemption provisions contained herein, the holder's right to convert the Series A Preferred Stock which is subject to the Redemption Notice shall terminate and be canceled immediately.

The Redemption Notice shall set forth (i) the Redemption Date, (ii) the redemption price, which shall be, for each share of Series A Preferred Stock being redeemed, equal to 150% of Stated Value of such share of Series A Preferred Stock, plus all accrued and unpaid interest (the "Redemption Price"), (iii) a statement that interest on the shares of Series A Preferred Stock being redeemed will cease to accrue on such Redemption Date, and (iv) a statement of or reference to the conversion right set forth in this Certificate of Designation (including that the right to give a notice of conversion in respect of any shares to be redeemed shall terminate on the Redemption Date). The Redemption Notice shall be irrevocable, and it shall be mailed, postage prepaid, at least seven Business Days prior to the Redemption Date to the holder of the Series A Preferred Stock at their address as the same shall appear on the books of the Company. If fewer than all of the shares of Series A Preferred Stock owned by such holder are then to be redeemed, the notice shall specify the number of shares thereof that is to be redeemed and, if practicable, the numbers of such certificates.

     At any time up to the date immediately prior to the Redemption Date, the holder shall have the right to convert the Series A Preferred Stock into Common Stock as more fully provided hereof. Unless so converted, at the close of business on the Redemption Date, subject to the satisfaction of each of the conditions described herein, the shares of Series A Preferred Stock being redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of the Series A Preferred Stock, including the right to conversion shall cease without further action. Immediately following the Redemption Date, provided that the Company has satisfied each of the conditions set forth herein, the holder shall surrender their original shares of Series A Preferred Stock at the office of the Company, and the Company shall issue to the holder a new Series A Preferred Stock Certificate for the any shares that remain outstanding.

     The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price under the terms hereof in the event of any stock dividend, stock split, combination of shares or similar event.

     The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                  (i) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

                  (ii) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or

                  (iii)      a combination of the items set forth in (a) and
(b) above, aggregating the full amount of the Redemption Price specifically allotted for such redemption.

            Upon delivery of the Redemption Notice, the Company and the holder shall agree on reasonable arrangements for a closing of the redemption of the shares of Series A Preferred Stock.

     In the event the Company does not wire transfer the appropriate amount of funds into the escrow account on or before the Redemption Date and authorize the release to the holder, or shall otherwise fail to comply with the redemption provisions set forth herein, then it shall have must wait at least 45 calendar days until it may serve another Notice of Redemption.

XIII. Forced Conversion. In the event, at any time 60 days after the Effective Date, the Closing Bid Price of the Common Stock is greater than US$20.16 (the "Strike Price") per share for twenty (20) consecutive Trading Days (the "Call Period"), and such registration statement remains effective during the period commencing on the first Trading Day of the Call Period and ending on the Call Date (as defined below), the Company shall have the right to "Call" the shares of Series A Preferred Stock, in whole or in part, thereby forcing conversion by the holder. The Strike Price shall be adjusted proportionately to reflect any adjustments due to the payment of a stock dividend, stock split, combination of shares or any other similar event. The Company may exercise its right to Call by telecopying written notice (the "Call Notice") to the holder within three Trading Days after the Call Period.

     Once the Company has exercised its right to Call by giving written notice to the holder it shall be deemed irrevocable. Each Trading Day on which the Call Notice is telecopied to, and received by, the holder shall be deemed a Conversion Date for the purposes of completing this Call and calculating the number of shares of Common Stock to be issued upon conversion. The Company will transmit the certificates representing shares of Common Stock issuable pursuant to the Call (together with the certificates representing the shares of Series A Preferred Stock not Called, if any) to the holder via express courier, by electronic transfer or otherwise within six Business Days after the Call Notice was served upon the holder (the "Call Date").

    The Call Notice shall set forth (i) a calculation referencing the conversion formula contained herein showing the number of shares of Common Stock being issued pursuant to this Call, (ii) a calculation referencing all accrued and unpaid interest which shall be payable by the Company on or before the Call Date, and (iii) a statement that interest on the Series A Preferred Stock being Called will cease to accrue on such Call Date. If fewer than all of the shares of Series A Preferred Stock owned by the holder are then to be Called, the Call Notice shall specify the amount thereof that is to be Called and, if practicable, the numbers of the certificates representing such Series A Preferred Stock.

     The portion of this Series A Preferred Stock being Called shall be canceled and converted into a right to receive the shares of Common Stock, and all rights of the Series A Preferred Stock, including the right to conversion shall cease without further action immediately following the completion of the Call. Immediately following the Call Date, assuming full compliance with the terms of the Call, the holder shall surrender their original Series A Preferred Stock being called at the office of the Company, and the Company shall issue to the holder a new Series A Preferred Stock certificate for the principal amount that remains outstanding, if any.

       The number of shares of Common Stock issuable upon the Call of the Series A Preferred Stock shall be adjusted proportionately to reflect any adjustments due to the payment of a stock dividend, stock split, combination of shares or any other similar event.

       Any Call pursuant to this Section shall not be deemed to affect or otherwise reduce the holder's conversion rights set forth in this Certificate of Designation. In the event the Company fails to comply with the Call provisions set forth herein in any manner whatsoever, it shall waive its right to perform a call in the future.

     RESOLVED, FURTHER, that the appropriate officers of the Company hereby are authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 78.1955 of the General Corporation Law of the State of Nevada.

       IN WITNESS WHEREOF, WordCruncher Internet Technologies, Inc., has caused this Certificate to be signed by its Chief Executive Officer, and attested to by its Assistant Secretary, this 27th day of January, 1999.

                              WORDCRUNCHER INTERNET TECHNOLOGIES, INC.


/s/ M. Daniel Lunt                /s/ Kenneth W. Bell
--------------------------        --------------------------
    M. Daniel Lunt, President         Kenneth W. Bell, Secretary

                            EXHIBIT G

       FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

[Date]

Address

Re:      Series A Preferred Stock Purchase Agreement dated February 8, 1999

Ladies and Gentlemen:

      This opinion is furnished to you pursuant to the Series A Preferred Stock Purchase Agreement by and between, the entities (the "Investors") listed on Schedule A, and WordCruncher Internet Technologies, Inc. (the "Company"), dated February 8, 1999 (the "Purchase Agreement"), which provides for the issuance of Preferred Stock, and, certain additional shares upon the occurrence of certain events as set forth thereof (the "Additional Shares", and the "Reset Shares"), and a warrant to purchase shares of Common Stock of the Company (the "Warrant", and the shares of Common Stock issued or issuable pursuant to exercise of the Warrant, the "Warrant Shares"). All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

      We have acted as counsel for the Company in connection with the negotiation of the Purchase Agreement, the Warrant, the Certificate of Determination, and the Registration Rights Agreement (the "Registration Rights Agreement") between the Investors, and the Company, dated February 8, 1999, and the Escrow Agreement between the Investors, the Placement Agent, the Company and the Escrow Agent, dated February 8,1999 (the "Escrow Agreement", and together with the Purchase Agreement and the Registration Rights Agreement, the "Agreements"). As counsel, we have made such legal and factual examinations and inquires as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

      As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the Warrant and the transactions contemplated thereby.

      For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investor in the Agreements and pursuant thereto are true and correct.

      The opinions hereinafter expressed are subject to the following qualifications:

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company Documents and in the Agreements. To our knowledge, the Company does not own or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

      2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements, the Certificate of Determination, and the Warrants and to issue the Preferred Stock, the Additional Shares, the Reset Shares, the Warrants, the Warrant Shares, and the Underlying Shares. The execution and delivery of the Agreements, and the execution, issuance and delivery of the Preferred Stock, and the Warrants, by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered, and the Warrants, and Preferred Stock has been duly executed, issued and delivered, by the Company and each of the Agreements, the Certificate of Determination, the Preferred Stock, and the Warrants constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      3. The execution, delivery and performance of the Agreements, the Certificate of Determination, the Preferred Stock, and the Warrants by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Additional Shares, the Warrants, the Warrant Shares, the Preferred Stock, the Underlying Shares, and the Reset Shares, do not and will not (i) result in a violation of the Company's Articles or By-Laws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Articles or Bylaws.

      4. The issuance of the Additional Shares, the Warrants, the Warrant Shares, the Preferred Stock, the Underlying Shares, and the Reset Shares in accordance with the Purchase Agreement will be exempt from registration under the Securities Act of 1933 and will be in compliance with Nevada state securities laws. When so issued, subject to sufficient reserved authorized shares of Common Stock, the Additional Shares, the Reset Shares, the Warrants, the Warrant Shares, the Preferred Stock, and the Underlying Stock, will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation (the "Articles") or Bylaws or, to our knowledge, in any agreement to which the Company is party.

      5. To our knowledge, except as disclosed in the Company Documents and the Agreements, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the Company Documents and the Agreements.

      6. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the Company Documents and the Agreements. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

      7. The issuance of the Securities will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed. The Company is in full compliance with the listing and maintenance requirements of the OTC Bulletin Board.

      8.      The authorized capital stock of the Company consists of
shares of Common Stock, $0.001 par value per share, and         shares of
Preferred Stock, par value $___ per share.


      This opinion is furnished to the Investors solely for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                          Very truly yours,

                            Exhibit H
                 INSTRUCTIONS TO TRANSFER AGENT
             WordCruncher Internet Technologies, Inc.


_______________, 1999
Standard Register


Dear Sirs:

Reference is made to the Series A Preferred Stock Purchase Agreement and all Exhibits and Attachments thereto (the "Agreement") dated as of February 8, 1999, between the entities referred to on Schedule A annexed hereto (the "Investors"), and WordCruncher Internet Technologies, Inc. (the "Company"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Investors have agreed to purchase from the Company and the Company has agreed to sell to the Investors from time to time during the term of the Agreement shares of Series A Preferred Stock of the Company, $0.01 par value per share (the "Preferred Stock"), and (ii) the Company has agreed to issue to the Investors, and to the Cardinal Capital Management, Inc. ("Cardinal") warrants to purchase Common Stock (the "Warrant"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Preferred Stock, and Warrants to be issued to the Investors and Cardinal pursuant to the Agreement, and Common Stock upon conversion of the Preferred Stock, and/or upon exercise of the Warrants. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

1.        ISSUANCE  OF COMMON STOCK WITHOUT THE LEGEND
Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investors and Cardinal (i) under the Agreement and (ii) upon exercise of the Warrants. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investors and Cardinal certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investors or its counsel or any other party (other than as described in such paragraphs).
At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the Investors (and/or Cardinal) the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investors, and/or Cardinal shall request.

In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the Commission the Investors and/or Cardinal, or its permitted assignee, or either of their brokers confirms to the Transfer Agent that (i) the Investors and/or Cardinal has held the shares of Common Stock (or the Warrants) for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investors and/or Cardinal (or the Trading Day immediately following if such date is not a Trading Day), the Investors and/or Cardinal will not have sold more than the greater of (a) one percent of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investors and/or Cardinal has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act, and the Company shall give an opinion to the extent available, authorizing the removal of the Legend.

Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the
Transfer Agent's facsimile number of (   ) ___-____.

2.      MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK
In connection with any Closing pursuant to which the Investors acquires Common Stock under the Agreement, the Transfer Agent shall deliver to the Investors as defined in the Agreement certificates representing Common Stock (with or without the Legend, as appropriate) immediately.

3.       FEES OF TRANSFER AGENT; INDEMNIFICATION
The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

4.       THIRD PARTY BENEFICIARY
The Company and the Transfer Agent acknowledge and agree that the Investors is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions thereof.

WORDCRUNCHER INTERNET TECHNOLOGIES, INC.



By__________________________
       Name: Kenneth W. Bell
       Title: Chief Financial Officer

AGREED:
STANDARD REGISTER

By:__________________________
Name:
Title:

                            EXHIBIT I

                       NOTICE OF CONVERSION

       (To be Executed by the Registered Holder in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert Series a Preferred Stock Certificate No. ___ into shares of Common Stock of WORDCRUNCHER INTERNET TECHNOLOGIES, INC. (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that:

(i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), or pursuant to registration of the Common Stock under the Act;

(ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Act; and

(iii) upon conversion pursuant to this Notice of Conversion, the undersigned will not own 4.99% or more of the then issued and outstanding shares of Common Stock of the Company.


__________________________________      _________________________________
Date of Conversion                          Applicable Conversion Price


__________________________________      _________________________________
Number of Common Shares upon Conversion   Shares of Preferred Stock Converted


__________________________________      _________________________________
Signature                                    Name

Address:                                    Delivery of Shares to:

                       NOTICE OF CONVERSION

       (To be Executed by the Registered Holder in order to Convert the Series A Preferred Stock)


The undersigned hereby irrevocably elects to convert Series a Preferred Stock Certificate No. ___ into shares of Common Stock of WORDCRUNCHER INTERNET TECHNOLOGIES, INC. (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that:

(i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), or pursuant to registration of the Common Stock under the Act;

(ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Act; and

(iii) upon conversion pursuant to this Notice of Conversion, the undersigned will not own 4.99% or more of the then issued and outstanding shares of Common Stock of the Company.


__________________________________      _________________________________
Date of Conversion                       Applicable Conversion Price


__________________________________      _________________________________
Number of Common Shares upon Conversion   Shares of Preferred Stock Converted


__________________________________      _________________________________
Signature                                    Name

Address:                                    Delivery of Shares to: